Exhibit 10.7

                            PLAYBOY ENTERPRISES, INC.
                         UNANIMOUS CONSENT OF MEMBERS OF
                             THE BOARD OF DIRECTORS

      Pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law, the undersigned Directors, constituting all of the members of the Board of Directors (the "Board") of Playboy Enterprises, Inc., a Delaware corporation (the "Corporation"), hereby consent to the taking of the following action without the holding of a meeting and hereby adopt these resolutions effective as of August 30, 2006.

      WHEREAS, the Corporation has previously adopted the Second Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (the "Plan"); and

      WHEREAS, the Board has determined that it is in the best interests of the Corporation to revise the provisions of Section 4.1(a), 4.1(b) and 4.1(c) of the Plan, which govern the exercise price of stock options issued under the Plan; and

      WHEREAS, Section 9.2 of the Plan permits the Board to amend the Plan in its discretion (subject to certain restrictions not applicable in this instance);

      NOW, THEREFORE, BE IT RESOLVED, that, effective as of August 30, 2006, the Plan is hereby amended by restating in full the provisions of Section 4.1(a), 4.1(b) and 4.1(c), substantially in the form attached hereto as Exhibit A.

      RESOLVED, FURTHER, that the officers of the Corporation, and each of them, be, and they hereby are, authorized and directed to execute these resolutions and are authorized and directed to execute such other documents and to take such further action as they, or any of them, determines to be necessary, desirable or appropriate to accomplish the purpose of the foregoing resolutions.

      Upon the execution of this Unanimous Consent of the Members of the Board of Directors, in one or more counterparts by all of the members of the Board, the adoption of these resolutions shall be effective as of the date first above written.


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                                                                       EXHIBIT A

                  Section 4.1 Option Price. (a) The price of the shares subject to each Non-Qualified Option shall not be less than 100% of the fair market value of such shares at the end of the business day upon which such Option is granted.

            (b) For purposes of the Plan, the fair market value ("Fair Market Value") of a share of the Company's Common Stock as of a given date shall be:
(i) the closing price of a share of such class of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next subsequent trading day during which a sale occurs; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or
(2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on such date, as determined in good faith by the Committee; or
(iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

            (c) The price of the shares subject to Incentive Stock Options shall not be less than the greater of (i) 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted, or (ii) 110% of the fair market value of a share of Common Stock on the date such Incentive Stock Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.


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